Exhibit 10.5

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT, dated as of _____________, 2018 (as it may from time to time be amended, this “Agreement”), is entered into by and between Monocle Acquisition Corporation, a Delaware corporation (the “Company”), and Monocle Partners, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company intends to consummate an underwritten initial public offering (the “Public Offering”) of 15,000,000 units (“Public Units”), with each such unit consisting of one share of common stock, par value $0.0001 per share (“Common Stock”), of the Company and one redeemable warrant, where each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $11.50 per share (subject to certain adjustments);

WHEREAS, the underwriters for the Public Offering have the option to purchase up to an additional 2,250,000 Public Units within 45-days of the effectiveness of the Registration Statement on Form S-1 to be filed in connection with the Public Offering (the “Registration Statement”), solely to cover over-allotments (the “Over-Allotment Option”);

WHEREAS, the Purchaser wishes to purchase 416,667 units, or up to 449,167 units if the Over-Allotment Option is exercised in full (the “Private Units”), in a private placement, as provided herein;

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1.           Authorization, Purchase and Sale; Terms of the Private Units.

A.           Authorization of the Private Units. The Company has duly authorized the issuance and sale of the Private Units to the Purchaser, and the issuance and sale of the securities underlying the Private Units, including the shares of Common Stock included in the Private Units (the “Private Shares”), the warrants included in the Private Units (the “Private Warrants”), as well as, upon proper exercise of the Private Warrants and against payment therefor, the shares of Common Stock underlying the Private Warrants (together with the Private Shares, the “Unit Shares”) (the aforenamed underlying securities, collectively, the “Securities”).

B.           Purchase and Sale of the Private Units.

(i)           As payment in full for an initial tranche of 416,667 Private Units (the “Initial Private Units”) being purchased under this Agreement, Purchaser shall pay $4,166,670 (the “Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee, at least one (1) business day prior to the closing of the Public Offering.

(ii)          In the event that the Over-Allotment Option is exercised in full or in part, Purchaser shall purchase up to an additional 32,500 Private Units (the “Additional Private Units”), in the same proportion as the amount of the Over-Allotment Option that is then exercised, and simultaneously with such purchase of Additional Private Units, as payment in full for the Additional Private Units being purchased hereunder, and at least one (1) business day prior to such closing of all or any portion of the Over-Allotment Option, Purchaser shall pay $10.00 per Additional Private Unit, up to an aggregate amount of $325,000 by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account.

(iii)         The closing of the purchase and sale of the Initial Private Units shall take place simultaneously with the closing of the Public Offering (the “Initial Closing Date”). The closing of any purchase and sale of Additional Private Units, if applicable, shall take place simultaneously with the applicable closing of all or any portion of the Over-Allotment Option (such closing dates, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”). The closings of the purchase and sale of the Initial Private Units and the Additional Private Units shall take place at the offices of Greenberg Traurig, LLP, the MetLife Building, 200 Park Avenue, New York, New York 10166, or such other place as may be agreed upon by the parties hereto.

C.           Description of the Private Units.

(i)           Each Private Unit shall include one share of Common Stock and one Private Warrant. Each Private Warrant shall entitle the holder to purchase one share of Common Stock at a purchase price of $11.50 per share (subject to certain adjustments);

(ii)          The Private Warrants shall have the terms set forth in a warrant agreement (the “Warrant Agreement”) to be entered into by the Company and Continental Stock Transfer & Trust Company, acting as warrant agent, in connection with the Public Offering;

(iii)         At or prior to the time of the Initial Closing Date, the Company and the Purchaser shall enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company shall grant certain registration rights to the Purchaser relating to the Private Units, including the underlying Securities.

Section 2.           Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Units, including the underlying Securities, the Company hereby represents and warrants to the Purchaser that:

A.           Organization and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.           Authorization; No Breach.

(i)           The execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the issuance of the Private Units (and the underlying Securities), have been duly authorized by the Company as of each of the Closing Dates. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

(ii)          The execution and delivery by the Company of this Agreement, and the fulfillment of, and compliance with, the respective terms hereof by the Company, including the issuance of the Private Units (and the underlying Securities), do not and will not as of any of the Closing Dates (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the certificate of incorporation or the bylaws of the Company (each, as in effect on the date hereof or as may be amended prior to completion of the Public Offering), or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under United States federal or state securities laws.

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C.           Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Private Units, including the Private Warrants, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms. Upon issuance in accordance with, and payment pursuant to, the terms hereof and, as applicable, the terms of the Warrant Agreement, the Unit Shares, will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, and, as applicable, the terms of the Warrant Agreement, the Purchaser will have good title to the Private Units, including the underlying Securities, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.           Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

Section 3.           Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Units, including the underlying Securities, to the Purchaser, the Purchaser hereby represents and warrants to the Company that:

A.           Organization and Power. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the Purchaser’s ability to purchase the Private Units. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.           Authorization; No Breach.

(i)           This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

(ii)          The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not as of the Closing Dates conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.           Investment Representations.

(i)           The Purchaser is acquiring the Private Units, including the underlying Securities, for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii)          The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(iii)         The Purchaser understands that the Private Units, including the underlying Securities, are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Private Units and the underlying Securities.

(iv)         The Purchaser did not enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(v)          The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Private Units, including the underlying Securities, which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Private Units, and the underlying Securities, involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Private Units and the underlying Securities.

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(vi)         The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Private Units, or the underlying Securities, or the fairness or suitability of the investment in the Private Units, or the underlying Securities, by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Private Units, including the underlying Securities.

(vii)        The Purchaser understands that: (a) the Private Units and the underlying Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) in a transaction subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Private Units or the underlying Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(viii)       The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Private Units, including the underlying Securities, in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Private Units or the underlying Securities. The Purchaser can afford a complete loss of its investments in the Private Units and the underlying Securities.

Section 4.           Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Units are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A.           Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the such Closing Date as though then made.

B.           Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the such Closing Date.

C.           No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.           Warrant Agreement and Registration Rights Agreement. The Company shall have entered into a Warrant Agreement with Continental Stock Transfer and Trust Company, as warrant agent, and the Registration Rights Agreement, substantially in the form filed as Exhibits 4.4 and 10.7, respectively, to the Registration Statement.

E.           Insider Letter. The Company shall have entered into a letter (the “Insider Letter”) by and among the Purchaser, the Company and certain other parties, setting forth certain voting agreements, restrictions on transfer (the “Lock-ups”) and other agreements applicable to the Securities, substantially in the form filed as Exhibit 10.1 to the Registration Statement.

Section 5.           Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

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A.           Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B.           Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C.           No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D.           Warrant Agreement and Registration Rights Agreement. The Company shall have entered into a Warrant Agreement with Continental Stock Transfer and Trust Company, as warrant agent, and the Registration Rights Agreement, substantially in the form filed as Exhibits 4.4 and 10.7, respectively, to the Registration Statement.

E.           Insider Letter. The Purchaser shall have entered into an Insider Letter setting forth certain voting agreements, Lock-ups and other agreements applicable to the Securities, substantially in the form filed as Exhibit 10.1 to the Registration Statement.

Section 6.           Lock-ups. The Purchaser acknowledges that the Securities will be subject to the Lock-ups contained in the Insider Letter.

Section 7.           Termination. This Agreement may be terminated by the Company or the Purchaser at any time after ____________, 20__ upon written notice to the other party hereto if the closing of the Public Offering does not occur prior to such date.

Section 8.           Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Closing Dates.

Section 9.           Definitions. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 10.         Miscellaneous.

A.           Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof.

B.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C.           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D.           Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

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E.           Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York.

F.           Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

Monocle Acquisition Corporation

Name: Eric J. Zahler
Title: President and Chief Executive Officer

Monocle Partners, LLC

Name:
Title:

[Signature page to Unit Purchase Agreement (Monocle Partners, LLC)]